SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission File No.: 000-050469



                        Date of Report: February 3, 2005





                              VERIDIUM CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                            59-3764931
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(State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


1 Jasper  Street, Paterson, New Jersey                                  07522
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(Address of principal executive offices)                              (Zip Code)


                                 (973) 942-7700
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               (Registrant's telephone number including area code)









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Item 5.02      Departure of Principal Officer; Appointment of Principal Officer

On February 3, 2005 Kevin Kreisler resigned as Veridium's Chief Executive Officer. Mr. Kreisler will continue to serve as Veridium's Chairman.

On the same date Veridium's Board of Directors appointed James Green to serve as the Chief Executive Officer. Mr. Green also currently serves as Veridium's President, Chief Operating Officer and Acting Chief Financial Officer. He has served as Veridium's President and Chief Operating Officer since May 2003 and Acting Chief Financial Officer since December 2003. Mr. Green has also served as a member of Veridium's Board of Directors since May 2003.

Prior to joining Veridium, Mr. Green was the vice president and an owner of the environmental services division of R.M. Jones & Co., Inc. from 1996 to 2003. From 1993 until 1997 Mr. Green was employed as the Chief Operations Officer for Heritage Environmental Services. From 1989 until 1993 Mr. Green served as Vice President for Laidlaw, Inc., where he was responsible for what is now the chemical services division of Clean Harbors, with 24 operations in North America, over 1500 employees and $200 million in revenue. From 1985 until 1989, when it was acquired by Laidlaw, Inc., Mr. Green was president of North East Solvents, during which time North East Solvents grew from $4 million in sales to $40 million. Mr. Green holds undergraduate and advanced degrees in biochemistry and medicinal chemistry and has participated in executive MBA programs.

Item 9.01                  Financial Statements and Exhibits

Exhibits:

99.1     Press Release dated February 3, 2005



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Veridium Corporation



               /S/      James Green
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By:                     JAMES GREEN
                        President and Chief Executive Officer
Date:                   February 3, 2005